                       EXCHANGE AGREEMENT

          THIS EXCHANGE AGREEMENT, dated as of April 2, 1997, by and between MONTEREY PASTA COMPANY, a Delaware corporation, with headquarters located at 1528 Moffat Street, Salinas, California 93905 (the "Company"), and the PANGAEA FUND LIMITED, a British Virgin Islands corporation (the "Buyer").

                       W I T N E S S E T H

          WHEREAS, the Company and the Buyer wish to exchange, upon the terms and subject to the conditions of this Agreement, outstanding shares (the "Series B Preferred Shares") of Series B Convertible Preferred Stock, $.001 par value (the "Series B Preferred Stock"), held by Buyer for newly issued shares of Series B-1 Convertible Preferred Stock of the Company which will be convertible into shares of Common Stock, $.001 par value, of the Company, including the related rights pursuant to the Rights Agreement, dated as of May 15, 1996, between the Company and Corporate Stock Transfer, as Rights Agent, as amended from time to time in accordance with its terms (the "Rights Agreement") (such shares and rights collectively the "Common Stock"); and

          WHEREAS, the Company and the Buyer are executing this Agreement and intend to complete the transactions contemplated hereby in reliance upon one or more exemptions from securities registration under the Securities Act of 1933, as amended (the "1933 Act"), including, without limitation, the exemption provided by Section 3(a)(9) of the 1933 Act;

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   AGREEMENT TO EXCHANGE.

          (a) EXCHANGE. The Buyer agrees to exchange on the Closing Date (as defined herein) 250 Series B Preferred Shares for 250 shares (the "Series B-1 Preferred Shares") of Series B-1 Convertible Preferred Stock, $.001 par value (the "Series B-1 Preferred Stock"), of the Company. In addition, on the Closing Date the Company shall pay to the Buyer an amount equal to $30,000 (the "Cash Payment") as payment in full for all accrued and unpaid dividends on the Series B Preferred Stock and any and all amounts payable to the Buyer pursuant to Section 2(c) of the Registration Rights Agreement. The Series B-1 Preferred Shares shall have the rights, designations and terms as set forth in the form of Certificate of Designations attached hereto as ANNEX I (the "Certificate of Designations"). The shares of Common Stock issuable upon conversion of the Series B-1 Preferred Shares are referred to herein as the "Common Shares." The Common Shares and the Series B-1 Preferred Shares are referred to herein collectively as the "Shares."

          (b) CLOSING. The exchange of Series B-1 Preferred Shares for Series B Preferred Shares shall occur at a closing (the "Closing") to be held on the date which is four New York Stock Exchange trading days after the date on which the Company and the Buyer shall have executed and delivered this Agreement one to the other. The Closing shall occur on the Closing Date at the offices of the Escrow Agent.

          (c) ESCROW DELIVERIES. The Buyer shall deliver the Series B Preferred Shares to be exchanged pursuant to this Agreement to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions") within two business days after the execution and delivery of this Agreement by the parties hereto. Such delivery of certificates shall be made against delivery by the Company of the certificates for the Series B-1 Preferred Shares to be issued in accordance with this Agreement registered in the name of the Buyer. Promptly following delivery by the Buyer to the Escrow Agent of the Series B Preferred Shares to be exchanged pursuant to this Agreement, but in no event later than the Closing Date, the Company shall deliver (x) certificates for the Series B-1 Preferred Shares to be issued in accordance with this Agreement, registered in the name of the Buyer, and (y) an amount equal to the sum of the Cash Payment plus the expenses of the Buyer payable pursuant to Section 4(e) in immediately available funds to the Escrow Agent. By signing this Agreement, the Buyer and the Company each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

          2.   BUYER REPRESENTATIONS, WARRANTIES, ETC.

          The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

          (a) The Buyer is purchasing the Series B-1 Preferred Shares for its own account for investment only and not with a view towards the public sale or distribution thereof;

          (b) The Buyer is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3);

          (c) All subsequent offers and sales of the Shares by the Buyer shall be made pursuant to registration of the Shares being offered and sold under the 1933 Act or pursuant to an exemption from registration;

          (d) The Buyer understands that the Series B-1 Preferred Shares are being offered and sold, and the Common Shares are being offered, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Series B Preferred Shares and to receive an offer of the Common Shares;

          (e) The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Series B-1 Preferred Shares and the offer of the Common Shares which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the following documents of the Company: (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, (2) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, (3) Current Reports on Form 8-K, dated October 17, 1996, October 25, 1996 and Amendment No. 1 on Form 8-K/A dated November 8, 1996 and (4) definitive Proxy Statement for the Company's 1996 Annual Meeting of Stockholders, in each case as filed with the SEC. The Buyer understands that its investment in the Shares involves a high degree of risk;

          (f) The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares; and

          (g) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          3.   COMPANY REPRESENTATIONS, WARRANTIES, ETC.

          The Company represents and warrants to, and covenants and agrees with, the Buyer that:

          (a) CONCERNING THE SHARES. The Series B-1 Preferred Shares have been duly authorized and the Series B-1 Preferred Shares, when issued in exchange for the Series B Preferred Shares in accordance with this Agreement, and the Common Shares, when issued upon conversion of the Series B-1 Preferred Shares will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire any of the Shares. The Common Stock is listed for trading on the Nasdaq National Market ("Nasdaq") and (1) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq; (2) the Company has not been notified since January 1, 1995 by the National Association of Securities Dealers, Inc. ("NASD") of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq and (3) no suspension of trading in the Common Stock is in effect.

          (b) EXCHANGE AGREEMENT. This Agreement has been duly and validly authorized, executed and delivered by the Company and is the valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally; for purposes of the Rights Agreement, this Agreement and the transactions contemplated hereby are an action or transaction or a series of related actions or transactions approved by the Board of Directors, as a result of which the Buyer shall not, by reason of this Agreement and the transactions contemplated hereby, become an Acquiring Person (as defined in the Rights Agreement); and the Rights Agreement, in the form filed with the SEC as an exhibit to the Company's Current Report on Form 8-K, dated May 15, 1996, is the Rights Agreement as in effect on the date hereof.

          (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by the Company and the consummation by the Company of the issuance of the Series B-1 Preferred Shares and the other transactions contemplated by this Agreement and the terms of the Series B-1 Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

          (d) APPROVALS. No authorization, approval or consent of or filing with any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Shares as contemplated by this Agreement and the Series B-1 Preferred Stock, other than (1) listing of the Common Shares on Nasdaq and (2) the requirements of any applicable blue sky laws.

          (e) SEC REPORTING STATUS AND FILINGS. The Company has timely filed with

      the SEC all reports and other information required to be filed under
Sections 13(a), 14 and 15(d) of the Securities Act of 1934, as amended (the "1934 Act"). All of such forms, reports and other documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. Since December 31, 1995, the Company has not filed any reports or other information with the SEC pursuant to Sections 13(a), 14 and 15(d) of the 1934 Act other than the reports and other information identified in Section 2(e) hereof.

          (f) INFORMATION PROVIDED. The information provided by or on behalf of the Company to the Buyer in connection with the transactions contemplated by this Agreement, including, without limitation, the information referred to in Section 2(e) of this Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (g) ABSENCE OF CERTAIN CHANGES. Since December 31, 1995, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, except as disclosed in the documents referred to in Section 2(e) hereof.

          (h) ABSENCE OF CERTAIN PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

          (i) EXCHANGE OF STOCK; NO BROKERS, ETC. The Company has not and will not pay any commission or other remuneration for soliciting exchanges of Series B Preferred Shares for Series B-1 Preferred Shares. No broker, finder or similar person is entitled to any commission, fee or other compensation by reason of the transactions contemplated by this Agreement and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by any person for any such conversion, fee or other compensation.

          4.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

          (a) TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Series B-1 Preferred Shares have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, dated as of August 9, 1996, by and between the Company and the Buyer (as amended hereby, the "Registration Rights Agreement"), the Common Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or
(B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any such resale of Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Shares (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder (other than pursuant to the Registration Rights Agreement).

          (b) RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the certificates for the Series B-1 Preferred Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Series B-1 Preferred Shares);

     The securities representing by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

          (c) REPORTING STATUS. So long as the Buyer beneficially owns any of the Series B-1 Preferred Shares of the Common Shares, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

          (d) BLUE SKY LAWS. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the Series B-1 Preferred Shares for sale to the Buyer pursuant to this Agreement and the Common Shares for issuance to the Buyer on conversion of the Series B-1 Preferred Shares under such of the securities or "blue sky" laws of jurisdictions in the United States as shall be applicable to the sale of the Series B-1 Preferred Shares to the Buyer pursuant to this Agreement and the issuance of the Common Shares to the Buyer on conversion of the Series B-1 Preferred Shares. The Company shall furnish copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities or "blue sky" laws on or prior to the Closing Date.

          (e) CERTAIN EXPENSES. Whether or not the closing occurs, the Company shall pay or reimburse the Buyer for all reasonable legal fees and expenses of counsel to the Buyer for the preparation and negotiation of, and closing under, this Agreement (not to exceed $15,000 if the Closing Date is on or before April 4, 1997). The obligations of the Company under the provisions of this Section 4(e) shall be in addition to the obligation of the Company for expenses under the Registration Rights Agreement.

          (f) CERTAIN ISSUANCES OF SECURITIES. Unless the Company obtains Stockholder Approval (as defined in the Certificate of Designations) or a waiver thereof from the NASD, the Company will not issue any shares of Common Stock or shares of any other series of preferred stock or other securities convertible into Common Stock of the Company which would be integrated as a transaction with the offer and sale of the Series B-1 Preferred Shares to the Buyer and the conversion thereof into Common Shares for purposes of the rule set forth in Section 4460(i)(1)(D) of the rules of the NASD (or any successor or replacement provision thereof).

          (g) BEST EFFORTS. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to exchange Series B Preferred Shares for Series B-1 Preferred Shares set forth in Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

          (h)  REGISTRATION STATEMENT.  In addition to its obligations under
Section 2(a) of the Registration Rights Agreement, the Company shall file a Registration Statement on Form S-3 (the "Registration Statement") relating to the Registrable Securities (as defined in the

Registration Rights Agreement) with the SEC on or before April 30, 1997.

          (i) AMENDMENTS OF REGISTRATION RIGHTS AGREEMENT. If the Closing shall occur, from and after the Closing Date the Registration Rights Agreement shall be amended as follows:

          (1) The two recitals to the Registration Rights Agreement shall be so amended by deleting the existing text of such recitals in their entirety and substituting in lieu thereof the following:

          WHEREAS, in connection with the Subscription Agreement,      dated
as of August 9, 1996, between the Initial Investor and      the Company (the
"Subscription Agreement"), the Company has      agreed, upon the terms and
subject to the conditions of the      Subscription Agreement, to issue and
sell to the Initial      Investor 500 shares (the "Series B Preferred
Shares") of      Preferred Stock of the Company as provided in the
Subscription Agreement and in connection with the Exchange      Agreement,
dated as of April 2, 1997, between the Initial      Investor and the Company
(the "Exchange Agreement"), the      Company and the Buyer have agreed to
exchange 250 Series B      Preferred Shares for 250 shares (the Series B-1
Preferred      Shares, and, together with the Series B Preferred Shares,
the "Preferred Shares") of a new series of Preferred Stock      of the
Company, which Preferred Shares are convertible into      shares (including
the related rights, the "Conversion      Shares") of Common Stock, $.001 par
value, of the Company      including the related rights issued pursuant to
the Rights      Agreement, dated as of May 15, 1996, between the Company and
    Corporate Stock Transfer, as Rights Agent, as amended from      time to
time in accordance with its terms (the "Rights      Agreement") (such shares
and rights collectively the "Common      Stock"); and

          WHEREAS, to induce the Initial Investor to execute and      deliver
the Subscription Agreement and the Exchange      Agreement, the Company has
agreed to provide certain      registration rights under the Securities Act
of 1933, as      amended, and the rules and regulations thereunder, or any
  similar successor statute (collectively, the "Securities      Act"), and
applicable state securities laws with respect to      the Conversion Shares;

          (2) The first sentence of Section 2(a) of the Registration Rights Agreement is so amended by deleting the figure "200,000" and substituting in lieu thereof the figure "500,000".

          (3) Section 2(c) of the Registration Rights Agreement is so amended by deleting the existing text of Section 2(c) in its entirety and substituting in lieu thereof the following:

          (c)  Pursuant to the Exchange Agreement, all amounts
originally payable pursuant to this Section 2(c) are deemed      to have been
satisfied and the Initial Investor has waived      any further claim with
respect to such amounts. If the      Registration Statement covering the
Registrable Securities      which is required to be filed by the Company
pursuant to      Section 2(a) hereof is not (1) filed with the SEC on or
before April 30, 1997 or (2) declared effective by the SEC      on or before
July 31, 1997, then in either such case the      Company will make payments
to the Initial Investor in such      amounts and at such times as shall be
determined pursuant to      this Section 2(c). The amount to be paid by the
Company to      the Initial Investor shall be determined as of each
Computation Date, and such amount shall be equal to one      percent (1%) of
the aggregate subscription price paid by the      Initial Investor for 250
Series B Preferred Shares pursuant      to the Subscription Agreement (each,
a "Periodic Amount");      PROVIDED, HOWEVER, that if any Computation Date is
less than      seven days subsequent to another Computation Date, then the
  Periodic Amount payable
on the later Computation Date shall be pro rated. The Periodic Amount shall be paid by the Company within two business days after each Computation Date and shall be payable in cash by wire transfer of immediately available funds to the Initial Investor. If the Company fails to make any payment of a Periodic Amount in full when due hereunder then, in lieu of such payment of a Periodic Amount the Conversion Percentage (as defined in the Certificate of Designations for the Series B-1 Preferred Shares (the "Certificate of Designations")) applicable to the Series B-1 Preferred Shares shall be reduced as provided in the Certificate of Designations. Notwithstanding any other provision of this Section 2(c), in no event shall the Company be obligated to pay any Payment Amount for any period subsequent to on the date on which Investors may sell all Registrable Securities (as defined in the Rights Agreement) pursuant to Rule 144 under the Securities Act in a period of 90 consecutive days (in which case a Payment Amount shall be due with respect to such date as if such date were a Computation Date).

          As used in this Section 2(c), the following term shall have the following meaning:

          "Computation Date" means

          (1) if the Registration Statement is not filed by the Company with the SEC on or before April 30, 1997:

               (A) May 7, 1997, if the Company has not filed the Registration Statement with the SEC on or before such date;

               (B) each date which is seven calendar days subsequent to May 7, 1997, in each such case if the Company has not filed the Registration Statement with the SEC on or before such subsequent date; and

               (C) the date on which the Company files the Registration Statement with the SEC; and

          (2) if the Registration Statement has not been declared effective by the SEC on or before July 31, 1997:

               (A) August 7, 1997, unless the Registration Statement has been declared effective by the SEC on or before August 7, 1997;

               (B) each date which is seven calendar days subsequent to August 7, 1997, in each such case unless the Registration Statement has not been declared effective by the SEC on or before such subsequent date; and

               (C) the date on which the Registration Statement is declared effective by the SEC;

PROVIDED, HOWEVER, that if more than one event which could give rise to a Computation Date during any period shall have occurred, only one of such events shall be deemed to result in a Computation Date so that the Periodic Payments provided herein by reason of the occurrence of a Computation Date shall be made only once in respect of any period of time and then in the maximum amount based on all such Computation Dates.

          5.   TRANSFER AGENT INSTRUCTIONS; CONVERSION PROCEDURE.

          (a) TRANSFER AGENT INSTRUCTIONS. Promptly following the delivery by the

Buyer of the certificates for the Series B Preferred Shares in accordance with Section 1(c) hereof, and in any event prior to the Closing Date, the Company will (1) irrevocably instruct Corporate Stock Transfer, as Transfer Agent and Registrar (the "Transfer Agent"), pursuant to an agreement substantially in the form attached hereto as ANNEX III (the "Transfer Agent Agreement") to issue certificates for the Common Shares from time to time upon conversion of the Series B-1 Preferred Shares in such amounts as specified from time to time to the Transfer Agent in the Notices of Conversion surrendered in connection with such conversions and referred to in
Section 5(b) of this Agreement and (2) appoint the Transfer Agent the conversion agent for the Series B-1 Preferred Stock. The Company agrees to enter into the Transfer Agent Agreement substantially in the form attached hereto as ANNEX III on or prior to the Closing Date. The certificates for the Common Shares may bear the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the resale of the Common Shares under the 1933 Act. Common Shares shall be issued and registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of Series B-1 Preferred Shares. The Company warrants that no instruction other than (x) such instructions referred to in this Section 5, (y) stop transfer instructions to give effect to Section 4(a) hereof prior to registration of the resale of the Common Shares under the 1933 Act and (z) the instructions required by Section 3(n) of the Registration Rights Agreement will be given by the Company to the Transfer Agent and that the Common Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section 5(a) shall limit in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Shares. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration of a resale by the Buyer of any of the Shares in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall permit the transfer of such Shares and, in the case of the Common Shares, promptly, but in no event later than three days after receipt of such opinion, instruct the Company's transfer agent to issue upon transfer one or more share certificates in such name and in such denominations as specified by the Buyer. Nothing in this
Section 5(a) shall limit the obligations of the Company under Section 3(n) of the Registration Rights Agreement.

          (b) CONVERSION PROCEDURE. In connection with the exercise of conversion rights relating to the Series B-1 Preferred Shares, the Buyer or any subsequent holder of the Series B-1 Preferred Shares shall complete, sign and furnish to the Transfer Agent a Notice of Conversion in the form attached hereto as ANNEX IV, which shall be deemed to satisfy all requirements of the Certificate of Designations.

          6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO EXCHANGE AND ISSUE.

          The Buyer understands that the Company's obligation to issue the Series B-1 Preferred Shares to the Buyer pursuant to this Agreement is conditioned upon:

          (a) The receipt and acceptance by the Company of this Agreement as evidenced by execution of this Agreement by the Company and delivery of an executed counterpart of this Agreement to the Buyer or its legal counsel;

          (b) Delivery by the Buyer to the Escrow Agent of the certificates for the Series B Preferred Shares to be exchanged in accordance with Section 1(c) hereof; and

          (c) The accuracy of the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date.

          7.   CONDITIONS TO THE BUYER'S OBLIGATION TO EXCHANGE.

          The Company understands that the Buyer's obligation to exchange the Series B Preferred Shares on the Closing Date is conditioned upon:

          (a) Delivery by the Company to the Escrow Agent of the certificates for the Series B-1 Preferred Shares in accordance with this Agreement;

          (b) The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date and receipt by the Buyer of a certificate, dated the Closing Date, of the Chief Executive Officer or the Chief Financial Officer of the Company confirming such matters and such other matters as the Buyer may reasonably request;

          (c) The receipt by the Buyer of confirmation of the filing with the Secretary of State of the State of Delaware of the Certificate of Designations in the form attached hereto as ANNEX I;

          (d) The receipt by the Buyer of a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date,
(2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and (3) such other matters as reasonably requested by the Buyer; and

          (e) Receipt by the Buyer on the Closing Date of an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX V attached hereto.

          8.   MISCELLANEOUS.

          (a) This Agreement shall be governed and interpreted in accordance with the laws of the State of California.

          (b) This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

          (c) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (e) No failure or delay by any party in exercising any right or remedy under this Agreement or otherwise, and no course of dealing between the parties, shall operate as a waiver thereof or amendment of this Agreement, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

          (f) Neither this Agreement nor any term thereof (including this paragraph) may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the party to be charged with enforcement.

          (g) Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in each case addressed to a party at such party's address shown in the introductory paragraph or on the signature page of this Agreement, Attention: Chief Financial Officer (telephone line facsimile number 714-833-3990, in the case of the Company, and as set forth on the signature page hereof, in the case of the Buyer), with a copy to: Pangaea Asset Management, Inc., 250 Kitchawan Road, South Salem, New York 10590 (telephone line facsimile number 914-533-5124) or such other address as a party shall have provided by notice to the other party in accordance with this provision. The Buyer hereby designates as its address and telephone line facsimile transmission number for any notice required or permitted to be given to the Buyer pursuant to the Certificate of Designations or the Registration Rights Agreement the address and telephone line facsimile transmission number set forth on the signature page hereof, until the Buyer shall by notice to the Company designate another address or telephone line facsimile transmission number for such purpose.

          (h) The Buyer shall have the right to assign its rights and obligations under this Agreement with respect to the exchange of all or any portion of the Series B Preferred Shares to another investment fund, provided such assignee, by written instrument duly executed by such assignee, assumes all obligations of the Buyer hereunder with respect to the exchange of the portion of the Series B Preferred Shares so assigned and makes the same representations and warranties with respect thereto as the Buyer makes in this Agreement, whereupon the Buyer shall be relieved of any further obligations, responsibilities and liabilities with respect to the exchange of all or the portion of the Series B Preferred Shares the obligation for the exchange of which has been so assigned. In the case of any such assignment, the Company shall agree in writing with such assignee to make available to such assignee the benefits of the Registration Rights Agreement with respect to the Common Shares issuable on conversion of the Series B-1 Preferred Shares with respect to which the exchange under this Agreement has been so assigned.

          (i) The respective representations, warranties, covenants and agreements of the Buyer and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of payment for the Preferred Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any person controlling or advising any of them.

          (j) This Agreement and its Annexes and the Registration Rights Agreement set forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, with respect thereto.

          (k) The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

          (1) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder;

          (2) any other condition of the Buyer's obligations hereunder is not fulfilled; or

          (3) the closing shall not have occurred on a Closing Date on or before April 4,

     1997, other than solely by reason of a breach of this Agreement by the Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

          (l) From and after the Closing Date, all references in the Registration Rights Agreement to the Registration Rights Agreement shall be deemed to be references to the Registration Rights Agreement as amended hereby.

          (m) The Subscription Agreement, dated as of August 9, 1996, by and between the Company and the Buyer (the "Subscription Agreement") and, except as amended by this Agreement, the Registration Rights Agreement, shall remain in effect in accordance with their respective terms notwithstanding the execution and delivery of, and Closing under, this Agreement. Notwithstanding the foregoing, the Buyer agrees not to commence any action, suit or proceeding relating to any claim for any breach of the Company's covenants or obligations under the Subscription Agreement or the Registration Rights Agreement as may have occurred prior to the execution and delivery of, and the Closing under, this Agreement (collectively, "Prior Claims") from the date of execution and delivery of this Agreement by the parties hereto through July 31, 1997, subject to the following:

          (1) if the Registration Statement is declared effective by the SEC on or before July 31, 1997, then the Buyer waives forever all rights regarding the Prior Claims;

          (2) if the Registration Statement is not declared effective by the SEC on or before July 31, 1997, then the Buyer thereafter will not be required to forebear from commencing actions, suits or proceedings regarding any Prior Claim; and

          (3) upon conversion of all of the Series B-1 Preferred Shares and the sale by the Buyer of all of the Common Shares, the Buyer shall waive forever all rights regarding the Prior Claims.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.

                              PANGAEA FUND LIMITED

                              By: /s/ PANGAEA FUND LIMITED
                                  ------------------------
                                  Title:

                              Address: MeesPierson Fund
                                        Services (Bahamas) Ltd.
                                       Windemere House
                                       404 East Bay street
                                       Nassau
                                       The Bahamas

                              Facsimile Number:  (242) 394-3284

                              MONTEREY PASTA COMPANY

                              By: /s/ Kenneth A. Steel Jr.
                                  -------------------------
                                  Title:  Chief Executive Officer

                                                         ANNEX I
                                                            TO
                                                         EXCHANGE
                                                         AGREEMENT

                         MONTEREY PASTA COMPANY

                      CERTIFICATE OF DESIGNATIONS
                                  OF
                SERIES B-1 CONVERTIBLE PREFERRED STOCK

                    (Pursuant to Section 151 of the
            General Corporation Law of the State of Delaware)

                        ----------------------

          Monterey Pasta Company, a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the "DGCL") DOES HEREBY CERTIFY:

          That pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation, at a meeting duly called and held on March 12, 1997, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.001 par value, which Series is designated "Series B-1 Convertible Preferred Stock," which resolution is as follows:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, a series of Preferred Stock, par value $.001 per share, of the Corporation be, and hereby is, created to be designated "Series B-1 Cumulative Preferred Stock" (hereinafter referred to as "Series B-1 Preferred Stock"), consisting of 250 shares, having the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, as set forth in Annex 1, which is attached hereto and incorporated herein by this reference.

          IN WITNESS WHEREOF, Monterey Pasta Company has caused its corporate
seal to be hereunto affixed and this certificate to be signed by             ,
its President and Chief Executive Officer, as of the     day of April 1997.

                                   -------------------------------------------

                                                        ANNEX 1
                                                          TO
                                                      CERTIFICATE
                                                          OF
                                                      DESIGNATIONS

             SERIES B-1 CONVERTIBLE PREFERRED STOCK

          SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B-1 Convertible Preferred Stock" (the "Series B-1 Convertible Preferred Stock"), and the number of shares constituting the Series B-1 Convertible Preferred Stock shall be 250, and shall not be subject to increase.

          SECTION 2. STATED CAPITAL. The amount to be represented in stated capital at all times for each share of Series B-1 Convertible Preferred Stock shall be the greater of(a) the sum of (1) $1,150, (2) to the extent legally available, the accrued but unpaid dividends on such share of Series B-1 Convertible Preferred Stock, PLUS (3) an amount equal to the accrued and unpaid interest on dividends in arrears (as provided in Section 4) through the date of determination and (b) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, at the time of such determination, be issuable on conversion in accordance with Section 9(a) of one share of Series B-1 Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice (as defined herein) were given by the holder of such share of Series B-1 Convertible Preferred Stock on the date of such determination (determined without regard to any limitation on conversion contained in Section 9(a)) TIMES (y) the arithmetic average of the Closing Price (as defined in Section 9(b)) of the Common Stock for the five consecutive trading days ending one trading day prior to the date of such determination. The Corporation shall take such action as may be required to maintain the amount required by this Section 2 to be represented in stated capital for the Series B-1 Convertible Preferred Stock not less frequently than monthly.

          SECTION 3. RANK. All Series B-1 Convertible Preferred Stock shall rank (i) senior to the Common Stock, par value $.001 including the related rights issued pursuant to the Rights Agreement, dated as of May 15, 1996, between the Company and Corporate Stock Transfer, as Rights Agent, as amended from time to time in accordance with its terms (the "Rights Agreement") (such shares and rights, collectively, the "Common Stock"), of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (ii) on a parity with the Series A Convertible Preferred Stock and any additional series of preferred stock of any class which the Board of Directors or the stockholders may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

          SECTION 4. DIVIDENDS AND DISTRIBUTIONS. (a) The holders of shares of Series B-1 Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") out of funds legally available for such purpose, dividends at the rate of $80.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from April 1, 1997 and shall be payable in cash quarterly on March 1, June 1, September 1, and December 1 of each year commencing June 1, 1997 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series B-1 Convertible Preferred Stock shall be paid in cash or, subject to the limitations in Section 4(b) hereof, shares of Common Stock of the Corporation or any combination of cash and shares of Common Stock, at the option of the

Corporation as hereinafter provided. The amount of the dividends payable per share of Series B-1 Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 12% per annum or at such rate as is legally permitted under applicable law, until paid. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Series B-1 Convertible Preferred Stock (collectively, the "Junior Dividend Stock"), shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series B-1 Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

          If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Series B-1 Convertible Preferred Stock (the "Senior Dividend Stock") shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series
B-1 Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series B-1 Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B-1 Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the the Series B-1 Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series B-1
Convertible Preferred Stock and Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series B-1 Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series B-1 Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B-1 Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

          Any references to "distribution" contained in this Section 4 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

          (b) If the Corporation elects to exercise of its sole discretion to issue shares of Common Stock in payment of dividends on the Series B-1 Convertible Preferred Stock, the Corporation shall issue and dispatch, or cause to be issued and dispatched, to each holder of such shares a certificate representing the number of whole shares of Common Stock arrived at by dividing the per share Computed Price of such shares of Common Stock into the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series B-1 Convertible Preferred Stock held by such holder which are being paid in shares of Common Stock were being paid in cash; PROVIDED, HOWEVER, that if certificates representing shares of Common Stock are issued and dispatched to holders of Series B-1 Convertible Preferred Stock subsequent to the third trading day after a dividend payment date, the percentage used to calculate the Computed Price will be reduced by one percent for each trading day after the third trading day following such dividend payment date to the date of dispatch of shares of Stock. No fractional shares of Common Stock shall be issued in payment of dividends. In lieu thereof, the Corporation may issue a number of shares of Common Stock to each holder which reflects a rounding to the nearest whole number of shares of Common Stock or may pay cash. The Corporation shall not exercise its right to issue shares of Common Stock in payment of dividends on Series B-1 Convertible Preferred Stock if:

          (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to pay the portion of such dividends to be paid in shares of Common Stock;

          (ii) the issuance or delivery of shares of Common Stock as a dividend payment would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

          (iii) the shares of Common Stock to be issued as a dividend payment have not been authorized for listing, upon official notice of issuance, on any securities exchange or market on which the Common Stock is then listed; or have not been approved for quotation if the Common Stock is traded in the over-the-counter market;

          (iv) the Computed Price (determined without regard to the proviso to the definition thereof) is less than the par value of the shares of Common Stock;

          (v) the shares of Common Stock (A) cannot be sold or transferred without restriction by unaffiliated holders who receive such shares of Common Stock as a dividend payment or (B) are no longer listed on a national securities exchange, on the Nasdaq National Market or the Nasdaq SmallCap Market; or

          (vi) the issuance of shares of Common Stock in payment of dividends on Series B-1 Convertible Preferred Stock held by any Restricted Person (as defined in Section 9(a) hereof) would result in any Restricted Person beneficially owning more than 4.9% of the Common Stock, determined as provided in the proviso to the second sentence of
     Section 9(a) hereof.

          Shares of Common Stock issued in payment of dividends on Series B-1 Convertible Preferred Stock pursuant to this Section shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock of the Corporation; the issuance and delivery thereof is hereby authorized; and the dispatch thereof will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable dividend payment date.

          "Computed Price" of shares of Common Stock on any date means 100 percent of the arithmetic average of the per share Closing Price (as defined in Section 9(b)) of the Common Stock on the five consecutive trading days ending on the fifth trading day preceding the applicable dividend payment date.

          SECTION 5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B-1 Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series B-1 Convertible Preferred Stock equal to the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders,
(ii) accrued and unpaid interest on dividends in arrears to the date of distribution at the rate specified in Section 4(a), and (iii)

$1,000.00 (collectively, "the Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series B-1 Convertible Preferred Stock (collectively, the "Junior Liquidation Stock"); PROVIDED, HOWEVER, that such rights shall accrue to the holders of Series B-1 Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series B-1 Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series B-1 Convertible Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series B-1 Convertible Preferred Stock (the "Parity Liquidation Stock") in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series B-1 Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

          SECTION 6. NO MANDATORY REDEMPTION. The shares of Series B-1 Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation.

          SECTION 7. NO SINKING FUND. The shares of Series B-1 Convertible Preferred Stock shall not be subject to the operating of a purchase, retirement, or sinking fund.

          SECTION 8. OPTIONAL REDEMPTION. So long as the Corporation is in compliance in all material respects with its obligations to the holders of shares of Series B-1 Convertible Preferred Stock (including, without limitation, its obligations under the Registration Rights Agreement between the Corporation and the original holder of the Series B-1 Convertible Preferred Stock (the "Registration Rights Agreement") and the provisions of this Certificate of Designations), the Corporation shall have the right, exercisable on not less than 15 days or more than 20 days written notice to the holders of record of the shares of Series B-1 Convertible Preferred Stock to be redeemed, at any time on or after the date of initial issuance of shares of Series X Convertible Preferred Stock (the "Issuance Date") to redeem at any time all, and from time to time any part of the Series B-1 Convertible Preferred Stock in accordance with this Section 8. Any notice of redemption (a "Notice of Redemption") under this Section shall be delivered to the holders of the shares of Series B-1 Convertible Preferred Stock at their addresses appearing on the records of the Corporation; PROVIDED, HOWEVER, that any failure or defect in the giving of notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series B-1 Convertible Preferred Stock of any other holder. Any Notice of Redemption shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series B-1 Convertible Preferred Stock pursuant to this Section 8, (2) the number of shares of Series B-1 Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Redemption Price (as hereinafter defined) per share of Series B-1 Convertible Preferred Stock to be redeemed, determined in accordance with this Section and (4) the date of redemption of such shares of Series B-1 Convertible Preferred Stock, determined in accordance with this Section (the "Redemption Date"). On the Redemption Date, the Corporation shall make payment of the applicable Redemption Price (as hereinafter defined) to each holder of shares of Series B-1 Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. If the Corporation exercises its right to redeem all or a portion of the outstanding shares of Series B-1 Convertible Preferred Stock the Corporation shall make payment to the holders of the shares of Series B-1 Convertible Preferred Stock to be redeemed in respect of each share of Series B-1 Convertible Preferred Stock to be redeemed of an amount equal to the greater of (a) $1,150, plus all accrued but unpaid dividends to the Redemption Date on the share of Series B-1 Convertible Preferred Stock being redeemed and accrued but unpaid interest on the dividends on the share of Series B-1 Convertible Preferred Stock being redeemed in arrears to the Redemption Date and (b) an equal amount to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the redemption pursuant to this Section 8, be issuable on conversion in accordance with Section 9(a) of one share of Series B-1 Convertible Preferred Stock, and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such Series B-1 Convertible Preferred Stock on the Redemption Date (determined without regard to any limitation on conversion contained in Section 9(a)) TIMES (y) the arithmetic average of the Closing Price (as defined in Section 9(b)) of the Common Stock for the five consecutive trading days ending one trading day prior to the Redemption Date (such amount being referred to herein as the "Redemption Price"). Upon redemption of less than all of the shares of Series B-1 Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series B-1 Convertible Preferred Stock which have not been redeemed. Only whole shares of Series B-1 Convertible Preferred Stock may be redeemed. If the Corporation exercises its right to redeem less than all outstanding shares of Series B-1 Convertible Preferred Stock, then such redemption shall be made, as nearly as practical, pro rata among the holders of record of the Series B-1 Convertible Preferred Stock. No share of Series B-1 Convertible Preferred Stock as to which the holder exercises the right of conversion pursuant to Section 9 hereof may be redeemed by the Corporation pursuant to this Section 8 on or after the date of exercise of such conversion right regardless of whether the Notice of Redemption shall have been given prior to the date of exercise of such conversion right.

          SECTION 9.  CONVERSION.

          (a) CONVERSION AT OPTION OF HOLDER. The holders of the Series B-1 Convertible Preferred Stock may, at any time after the earlier of (x)
July 31, 1997 and (y) the date on which the Registration Statement is first declared effective by the SEC and on or before two (2) years after the Issuance Date, upon surrender of the certificates therefor, convert any or all of their shares of Series B-1 Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the date which is 90 days after the Issuance Date, and at any time thereafter, each share of Series B-1 Convertible Preferred Stock may be converted at the principal executive offices of the Corporation, the office of any transfer agent for the Series B-1 Convertible Preferred Stock, if any, the office of any transfer agent for the Common Stock or at such other office or offices, if any, as the Board of Directors may designate, initially into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Conversion Amount, (ii) accrued but unpaid dividends to the Conversion Date on the share of Series B-1 Convertible Preferred Stock being converted, and
(iii) accrued but unpaid interest on the dividends on the share of Series B-1 Convertible Preferred Stock being converted in arrears to the Conversion Date by (y) the lower of (1) the product of (A) the Conversion Percentage TIMES
(B) the arithmetic average of the Closing Price of the Common Stock on the five consecutive trading days immediately preceding the Conversion Date or
(2) the product of (A) $5.50 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware) TIMES (B) the Conversion Percentage, in each case subject to adjustment as hereinafter provided (the "Conversion Rate"); PROVIDED, HOWEVER, that in no event shall any holder be entitled to convert any shares of Series B-

1 Convertible Preferred Stock in excess of that number of shares of Series B-1 Convertible Preferred Stock upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such holder and any person whose beneficial ownership of shares of Common Stock would be aggregated with such holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 13D-G thereunder (each a "Restricted Person" and collectively, the "Restricted Persons") (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted shares of Series B-1 Convertible Preferred Stock) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series B-1 Convertible Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by any Restricted Person of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence. The "Conversion Price" shall be equal to the Conversion Amount dividend by the Conversion Rate.

          (b)  CERTAIN DEFINITIONS.

          As used herein, the "Closing Price" of any security on any date shall mean the closing bid price of such security on such date on the principal securities exchange on which such security is traded.

          As used herein, "Computation Date" means

          (1) if the Registration Statement is not filed by the Corporation with the SEC on or before April 30, 1997:

          (A) May 7, 1997, if the Corporation has not filed the Registration Statement with the SEC on or before such date;

          (B)  each date which is seven days subsequent to May 7,      1997,
in each such case if the Corporation has not filed the      Registration
Statement with the SEC on or before such      subsequent date; and

          (C)  the date on which the Corporation files the      Registration
Statement with the SEC; and

          (2)  if the Registration Statement has not been      declared
effective by the SEC on or before July 31, 1997:

          (A) August 7, 1997, unless the Registration Statement has been declared effective by the SEC on or before August 7, 1997;

          (B) each date which is seven days subsequent to August 7, 1997, in each such case unless the Registration Statement has not been declared effective by the SEC on or before such subsequent date; and

          (C) the date on which the Registration Statement is declared effective by the SEC;

PROVIDED, HOWEVER, that if more than one event which could give rise to a Computation Date during any period shall have occurred, only one of such events shall be deemed to result in a Computation Date so that the adjustments in the Conversion Percentage provided herein by reason of the occurrence of a Computation Date shall be made only once in respect of any period of time and then in the maximum amount based on all such Computation Dates.

          As used herein, "Conversion Amount" initially shall be equal to $1,000.00, subject to adjustment as hereinafter provided.

          As used herein, "Conversion Date" shall mean the date on which the notice of conversion is actually received by the Corporation, in case of a conversion at the option of the holder pursuant to Section 9(a).

          As used herein, "Conversion Percentage" shall mean with respect to a Conversion Date or a dividend payment date 80%; PROVIDED, HOWEVER, that notwithstanding any other provision hereof (1) if (x) the Corporation shall fail to file the Registration Statement with the SEC on or before April 30, 1997, or (y) the Registration Statement is not ordered effective by the SEC on or before July 31, 1997, and in any such case the Corporation shall fail to make cash payment on a timely basis in the amount specified in Section 2(c) of the Registration Rights Agreement, then in each such case the applicable percentage stated above in this paragraph shall be reduced by one percentage point on each Computation Date (pro rated in the case of any Computation Date which is less than seven days after a Computation Date) and
(2) the Conversion Percentage applicable to a particular conversion shall be subject to reduction as provided in Section 9(c)(6); PROVIDED FURTHER, HOWEVER, that no adjustment pursuant to clause (1) of the first proviso to this definition shall be made after the date on which the shares of Common Stock issued or issuable upon conversion of shares of Series B Convertible Preferred Stock may be sold by all holders thereof pursuant to Rule 144 under the Securities Act of 1933, as amended, in a period of 90 consecutive days (in which case the Conversion Percentage shall be adjusted to such date as if such date were a Computation Date).

          As used herein, "Registration Effective Date" shall mean, with respect to any shares of Series B-1 Convertible Preferred Stock, the date on which the Registration Statement if first ordered effective by the SEC.

          As used herein, "Registration Statement" shall mean the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a) of the Registration Rights Agreement.

          As used herein, "SEC" shall mean the United States Securities and Exchange Commission.

          (c)  OTHER PROVISIONS.  (1) Notwithstanding anything in this
Section 9(c) to the contrary, no change in the Conversion Amount pursuant to
Section 9(c) shall actually be made until the cumulative effect of the adjustments called for by this Section 9(c) since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall actually be changed to reflect all adjustments called for by this Section 9(c) and not previously made. Notwithstanding anything in this Section 9(c), no change in the Conversion Amount shall be made that would result in a Conversion Price of less than the par value of the Common Stock into which shares of Series B-1 Convertible Preferred Stock are at the time convertible.

          (2) The holders of shares of Series B-1 Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series B-1 Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; PROVIDED, HOWEVER, that the holder of shares of Series B-1 Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must pay to the Corporation, within five days after receipt by such holder, an amount equal to the dividend payable on such shares on such dividend payment date if such dividend is paid by the Corporation to such holder. A holder of shares of Series B-1 Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series B-1 Convertible Preferred Stock on such date, and the converting holder need not make any payment of the amount of such dividend in connection with such conversion of shares of Series B-1 Convertible Preferred Stock. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series B-1 Convertible Preferred Stock that may be accrued and unpaid at the date of surrender of shares of Series B-1 Convertible Preferred Stock.

          (3) The right of the holders of Series B-1 Convertible Preferred Stock to convert their shares shall be exercised by delivering (which may be done by telephone line facsimile transmission) to the Conversion agent, as provided above, a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series B-1 Convertible Preferred Stock to be converted in the form specified in the Subscription Agreements (the "Conversion Notice"). If a holder of Series B-1 Convertible Preferred Stock elects to convert any shares of Series B-1 Convertible Preferred Stock in accordance with Section 9(a), such holder shall not be required to physically surrender the certificate(s) representing such shares of Series B-1 Convertible Preferred Stock to the Corporation unless all of the shares of Series B-1 Convertible Preferred Stock represented thereby are so converted. Each holder of shares of Series B-1 Convertible Preferred Stock and the Corporation shall maintain records showing the number of shares so converted and the dates of such conversions or shall use such other method, satisfactory to such holder and the Corporation, so as to not require physical surrender of such certificates upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any shares of Series B-1 Convertible Preferred Stock evidenced by a particular certificate therefor are converted as aforesaid, the holder of Series B-1 Convertible Preferred Stock may not transfer the certificate(s) representing such shares of Series B-1 Convertible Preferred Stock unless such holder first physically surrenders such certificate(s) to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such holder of shares of Series B-1 Convertible Preferred Stock new certificate(s) of like tenor, registered as such holder of shares of Series B-1 Convertible Preferred Stock (upon payment by such holder of shares of Series B-1 Convertible Preferred Stock of any applicable transfer taxes) may request, representing in the aggregate the remaining number of shares of Series B-1 Convertible Preferred Stock represented by such certificate(s). Each holder of shares of Series B-1 Convertible Preferred Stock, by acceptance of a certificate for such shares, acknowledges and agrees that (1) by reason of the provisions of this paragraph and Section 8, following conversion of any shares of Series B-1 Convertible Preferred Stock represented by such certificate, the number of shares of Series B-1 Convertible Preferred Stock represented by such certificate may be less than the number of shares stated on such certificate and the number of shares of Common Stock from the Maximum Share Amount allocated to the shares of Series B-1 Convertible Preferred Stock represented by such certificate for purposes of conversion of such shares may be less than the number thereof on such certificate and (2) the Corporation may place a legend on the certificates for shares of Series B-1 Convertible Preferred Stock which refers to or describes the provisions of this paragraph. The Corporation shall pay any tax arising in connection with any conversion of shares of Series B-1 Convertible Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series B-1 Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The number of shares of Common Stock to be issued upon each conversion of shares of Series C Convertible Preferred Stock shall be the number set forth in the applicable Conversion Notice which number shall be conclusive absent manifest error. The Corporation shall notify a holder who has given a Conversion Notice of any claim of manifest error within one business day after such holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Corporation's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies a holder of shares of Series B-1 Convertible Preferred Stock being converted within one business day after a Conversion Notice has been given (which notice shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the converting holder promptly undertakes in writing to correct all such defects.

          (4) The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series B-1 Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B-1 Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provisions so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B-1 Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series B-1 Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (5) In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series B-1 Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series B-1 Convertible Preferred Stock into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock into which such shares of Series B-1 Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the conversion rights of the holders of shares of Series B-1 Convertible Preferred Stock on a basis as nearly as practical as such rights exist hereunder prior thereto. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series B-1 Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series B-1 Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

          (6) If a holder shall have given a Conversion Notice for shares of Series B-1 Convertible Preferred Stock, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three business days after such Conversion Notice is given and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided. If a holder shall have given a Conversion Notice as provided herein, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder of any obligation to the Corporation, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the holder in connection with such conversion. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series B-1 Convertible Preferred Stock pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law (1) the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses including, without limitation, fees and expenses of legal counsel incurred by such holder as a result of such failure, (2) the Conversion Percentage applicable to such conversion shall be reduced by two-and-one-half percentage points from the Conversion Percentage applicable to such conversion and (3) such holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to such holder of the certificates for the shares of Common Stock issuable upon such conversion of shares of Series B-1 Convertible Preferred Stock, rescind such conversion, whereupon such holder shall have the right to convert such shares of Series B-1 Convertible Preferred Stock thereafter in accordance herewith.

          (7) No fractional shares of Common Stock shall be issued upon conversion of Series B-1 Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock to purchase fractional shares of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation at its option (a) may pay in cash an amount equal to the product of (i) the arithmetic average of the Closing Price of a share of Common Stock on the three consecutive trading days ending on the trading day immediately preceding the Conversion Date and (ii) such fraction of a share or (b) may issue an additional share of Common Stock.

          (8) The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of the first three sentences of Section 9(c)(1), as follows;

          (i) In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the average daily Closing Prices of the Common Stock on the 30 consecutive business days commencing 45 business days before the record date (the "Current Market Price") excluding, however, any rights issued pursuant to the Rights Agreement, then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

     C1 = C x O + N
              -----
          O + N x P
              -----
                M

where

     C1 = the adjusted Conversion Amount

     C  = the current Conversion Amount

     O  = the number of shares of Common Stock outstanding on the record date.

     N = the number of additional shares of Common Stock issuable pursuant to the exercise of such rights or warrants.

     P = the offering price per share of the additional shares (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants).

     M = the Current Market Price per share of Common Stock on the record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

          (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula

     C1 = C x  M
              ---
          M - F

where

     C1 = the adjusted Conversion Amount

     C  = the current Conversion Amount

     M = the Current Market Price per share of Common Stock on the record date mentioned below.

     F = the aggregate amount of such cash dividend and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series B-1 Convertible Preferred Stock.

          (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

          (iv) If at any time as a result of an adjustment made pursuant to
Section 9(c)(5), the holder of any Series B-1 Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

          (9) Except as otherwise provided above in this Section 9, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

          (10) Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each transfer agent, if any, for the Series B-1 Convertible Preferred Stock and the Common Stock, and to the principal securities exchange, if any, on which the Series B-1 Convertible Preferred Stock and the Common Stock is traded, or the Nasdaq National Market if the Series B-1 Convertible Preferred Stock or Common Stock is admitted for a quotation thereon, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 9, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation shall given notice by mail to the holders of record of Series B-1 Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

          (11) Whenever the Corporation shall propose to take any of the actions specified in Section 9(c)(5) or in subparagraphs (i) or (ii) of
Section 9(c)(8) which would result in any adjustment in the Conversion Amount under this Section 9(c), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series B-1 Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

          (12) Notwithstanding any other provision of this Section 9, no adjustment in the Conversion Amount need be made (a) for a transaction referred to in subparagraphs (i) or (ii) of Section 9(c)(8) if holders of Series B-1 Convertible Preferred Stock are to participate in the transaction or distribution on a basis and with notice that the Board of Directors determines such transaction to be fair to the holders of the Series B-1 Convertible Preferred Stock and appropriate in light of the basis on which holders of the Common Stock or, in the case of a transaction referred to in said subparagraph (ii), holders of Junior Stock participate in the transaction; (b) for sales of Common Stock pursuant to a plan for reinvestment of dividends and interest, PROVIDED that the purchase price in any such sale is at least equal to the fair market value of the Common Stock at the time of such purchase, or pursuant to any plan adopted by the Corporation for the benefit of its employees, directors, or consultants; or
(c) after such time as a holder of shares of Series B-1 Convertible Preferred Stock becomes entitled to receive only cash upon conversion of such shares (in which case no interest shall accrue on the amount of such cash for any period prior to the date which is three business days after surrender of the certificates for such shares for conversion).

          (d) MANDATORY CONVERSION. So long as the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series B-1 Convertible Preferred Stock (including its obligations under the Registration Rights Agreement and the provisions of this Certificate of Designations) and so long as the Registration Statement shall be effective,
(1) on the date the Registration Statement is first declared effective by the SEC or on any date within five business days thereafter the Corporation may, by notice to the holders of the shares of Series B-1, require all of the outstanding shares of Series B-1 Convertible Preferred Stock to be converted and (2) on the date which is 730 days after the Registration Effective Date (the "Mandatory Conversion Date") all of the shares of Series B-1 Convertible Preferred Stock then outstanding shall be converted, in either such case, in accordance with the provisions, and subject to the limitations, of Section 9(a), into shares of Common Stock to the extent the same are at such time convertible into shares of Common Stock. On the Mandatory Conversion Date, the Corporation shall mail by first class mail or otherwise deliver to each holder of Series B-1 Convertible Preferred Stock a notice (a "Section 9(d) Notice"), which shall state (1) the number of shares of Series B-1 Convertible Preferred Stock held by such holder which have been converted into shares of Common Stock in accordance with this Section 9(d) and (2) the Mandatory Conversion Date. If the Corporation shall give a Section 9(d) Notice, then, unless theretofore converted by the holder in accordance herewith or redeemed by the Corporation, and so long as the Registration Statement shall remain effective on the Mandatory Conversion Date and the Corporation shall be in compliance in all material respects with its obligations to the Holders of the Series B-1 Convertible Preferred Stock (including its obligations under the Registration Rights Agreements and the provisions of this Certificate of Designations) on the Mandatory Conversion Date, then on the Mandatory Conversion Date properly set forth therein, all shares of Series B-1 Convertible Preferred Stock which, on the Mandatory Conversion Date are convertible in accordance with Section 9(a) hereof, shall be converted into such number of shares of Common Stock as shall be determined pursuant to this Section 9 as if the conversion of such number of shares of Series B-1 Convertible Preferred Stock were made by the holders thereof in accordance herewith and as if the Mandatory Conversion Date were the Conversion Date. Upon the surrender of certificates for shares of Series B-1 Convertible Preferred Stock by the holder after a Section 9(d) Notice is given, the Corporation shall issue and, within three trading days after such surrender, deliver to or upon the order of such holder that number of shares of Common Stock as shall be issuable in respect to the conversion of the number of shares of Series B-1 Convertible Preferred Stock converted, together with accrued and unpaid dividends thereon to the date of conversion and accrued and unpaid interest on dividends on such shares which are in arrears, into Common Stock as shall be determined in accordance herewith.

          (e) LIMITATION ON NUMBER OF SHARES ISSUED ON CONVERSION; MANDATORY REDEMPTION. (1) Notwithstanding any other provision herein, unless the Stockholder Approval (or waiver from the National Association of Securities Dealers, Inc.) has been obtained, the Corporation shall not be required to issue upon conversion of shares of Series B-1 Convertible

Preferred Stock, more than 321,391 shares of Common Stock, such amount to be subject to adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware, upon conversion of shares of Series B-1 Convertible Preferred Stock (the "Maximum Share Amount"). The Maximum Share Amount shall be allocated pro rata among the initial holders of the Series B-1 Convertible Preferred Stock in the ratio that the respective number of shares of Series B-1 Convertible Preferred Stock issued to each holder bears to 250 shares and each certificate for such shares initially issued shall bear a notation to that effect. Upon each surrender of a certificate for conversion of a portion of the shares of Series B-1 Convertible Preferred Stock represented thereby shall bear a notation as to the remaining portion of the Maximum Shares Amount allocated to the shares of Series B-1 Convertible Preferred Stock represented by such a certificate. Upon any split up of a certificate for outstanding shares of Series B-1 Convertible Preferred Stock into two or more certificates for shares of Series A Convertible Preferred Stock (including, without limitation, in connection with a transfer thereof), each new certificate shall bear a notation as to the portion of Maximum Share Amount allocated to conversions of the shares of Series B-1 Convertible Preferred Stock represented by such new certificate (which shall be determined as a pro rata portion of the portion of the Maximum Share Amount represented by the certificate so split up).

          (2) The Corporation shall promptly, but in no event later than five business days after the occurrence, give notice to each holder (by first class mail, postage prepaid, at such holder's address as the same appears on the stock books of the Corporation) if on any date the Corporation would not have been required to convert shares of Series B-1 Convertible Preferred Stock as a consequence of the limitation set forth in Section 9(e)(1) had all outstanding shares of Series B-1 Convertible Preferred Stock been surrendered for conversion into Common Stock on such date. If the Corporation shall have given or been required to give any such notice, the Corporation shall promptly, but in no event later than fifteen business days thereafter, redeem, out of funds legally available for such redemption, all or such portion of the outstanding shares of Series B-1 Convertible Preferred Stock as shall not, on the business day prior to the date of giving notice of such redemption, be convertible into shares of Common Stock by reason of the limitations set forth in Section 9(e)(1), at a redemption price per share equal to the Redemption Price which would be payable on the date such share is redeemed pursuant to this Section if such share were redeemed on such date pursuant to Section 8 (the "Special Redemption Price"). The Corporation shall not have the right to delay or to defer any redemption required by this
Section 9(e)(2) in order to seek the Shareholder Approval unless consented to by the holders of all outstanding shares of Series B-1 Convertible Preferred Stock.

          (3) The provisions of Section 9(e)(2) shall continue to apply notwithstanding the giving of any notice or any redemption of shares of Series B-1 Convertible Preferred Stock pursuant thereto on any particular occasion.

          (4)  Any notice of redemption (a "Section 9(e) Notice") under this
Section 9(e) shall be delivered to the holders of the shares of Series B-1 Convertible Preferred Stock at their addresses appearing on the records of the Corporation; PROVIDED, HOWEVER, that any failure or defect in the giving of notice to any such holder shall not affect the validity of notice to, or the redemption of shares of Series B-1 Convertible Preferred Stock of, any other holder. Any Section 9(e) Notice shall state (1) that the Corporation is redeeming all or a portion of the outstanding shares of Series B-1 Convertible Preferred Stock pursuant to this Section 9(e), (2) the number of shares of Series B-1 Convertible Preferred Stock held by such holder which are to be redeemed, (3) that the shares are to be redeemed at the Special Redemption Price per share of Series B-1 Convertible Preferred Stock, determined in accordance with this Section 9(e), and (4) the date of redemption of such shares of Series B-1 Convertible Preferred Stock; determined in accordance with this Section 9(e) (the "Special Redemption Date"). On the Special Redemption

Date, the Corporation shall make payment in immediately available funds, out of funds legally available for such redemption, of the Special Redemption Price to each holder of shares of Series B-1 Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least two business days prior to the Special Redemption Date. Upon redemption of less than all of the shares of Series B-1 Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series B-1 Convertible Preferred Stock which have not been redeemed. Only whole shares of Series B-1 Convertible Preferred Stock may be redeemed. If the Corporation is required to redeem less than all outstanding shares of Series B-1 Convertible Preferred Stock, then such redemption shall be made, as nearly as practical, pro rata among the holders of record of the Series B-1 Convertible Preferred Stock. Notwithstanding any other provision of this Certificate of Designations or any Section 9(e) Notice, no share of Series B-1 Convertible Preferred Stock as to which the holder has exercised at any time prior to the applicable Special Redemption Date the right of conversion pursuant to Section 9 hereof may be redeemed by the Corporation on or after the date of exercise of such conversion right (whether such conversion right is exercised prior to, on or after the giving of a Section 9(e) Notice).

          (5) As used in this Section 9(e), "Stockholder Approval" means the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the shareholders of the Corporation (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting of the issuance by the Corporation of 20% or more of the outstanding Common Stock of the Corporation for less than the greater of the book or market value of such Common Stock on conversion of the Series B-1 Convertible Preferred Stock, as and to the extent required under Section 4460(i)(1)(D) of the rules of the National Association of Securities Dealers, Inc. (or any successor or replacement provisions thereof).

          SECTION 10. VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, shares of Series B-1 Convertible Preferred Stock shall not be entitled to vote on any matter.

          The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series B-1 Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series B-1 Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; PROVIDED, HOWEVER, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock or any other capital stock of the Corporation ranking on a parity with the Series B-1 Convertible Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights.

          SECTION 11. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Series B-1 Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series B-1 Convertible Preferred Stock for conversion into Common Stock, all shares of Series B-1 Convertible Preferred Stock converted into Common Stock; (ii) from the date of registration of transfer, all shares of Series B-1 Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation and (iii) from the Redemption Date, all shares of Series B-1 Convertible Preferred Stock which are redeemed, so long as in each case the Redemption Price of such shares of Series B-1 Convertible Preferred Stock shall have been paid by the Corporation as and when required hereby. For the purposes of this Certificate of

Designations, "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation. "Control" is the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

                                                        Annex II
                                              to
                           Exchange
              Agreement

                    JOINT ESCROW INSTRUCTIONS

                              Dated as of the date of the
          Subscription Agreement to Which                               These
Joint Escrow Instructions Are                               Attached

Law Offices of Brian W. Pusch,   as Escrow Agent Penthouse Suite 29 West 57th
Street New York, New York 10019

Attention:  Brian W. Pusch, Esq.

Dear Sir or Madam:

          As Escrow Agent for both Monterey Pasta Company, a Delaware corporation (the "Company"), and the holder of shares (the "Series B Preferred Shares") of Series B Convertible Preferred Stock of the Company (the "Buyer"), who is named in the Subscription Agreement between the Company and the Buyer to which a copy of these Joint Escrow Instructions is attached as ANNEX II (the "Agreement"), the Escrow Agent is hereby authorized and directed to hold the documents and the funds (together with any interest thereon, the "Escrow Funds") delivered to the Escrow Agent pursuant to the terms of the Agreement, in accordance with the following instructions:

          1. After receipt of written or oral notice from the Company and the Buyer to the Escrow Agent that their respective conditions precedent to the exchange of the Preferred Shares for shares (the "Series B Preferred Shares") of Series B-1 Convertible Preferred Stock of the Company have been satisfied or waived by the Company and the Buyer, the Escrow Agent shall, after deduction of the amount referred to in the next succeeding sentence, release the certificates for the Series B Preferred Shares to or upon the order of the Company and shall release the certificate for the Series B-1 Preferred Shares and the Escrow Funds to the Buyer. After receipt of such notices, a portion of the Escrow Funds shall be released to or upon the order of the Buyer in payment of the expenses of the Buyer payable by the Company in accordance with Section 4(e) of the Agreement in such amount as shall be specified in writing by the Buyer to the Escrow Agent prior to release of the Escrow Funds (the "Expense Amount"). If Escrow Funds are released to or upon the order of the Company, the amount thereof shall be reduced by all wire transfer fees in respect of release of the Escrow Funds. If the Company or the Buyer notifies the Escrow Agent that on the Closing Date (as defined in the Agreement), the conditions precedent to the obligations of the Company or the Buyer, as the case may be, under the Agreement were not satisfied or waived, then the Escrow Agent shall, after deducting an amount equal to the Expense Amount, release the Escrow Funds and the certificates for the Series B-1 Preferred Shares to the Company and shall release the certificates for the Series B Preferred Shares and an amount equal to the Expense Amount to or upon the order of the Buyer. The Escrow Agent shall deposit all funds received hereunder in the Escrow Agent's attorney escrow account at Citibank, N.A. and as promptly as practicable after receipt of such funds deposit the same in an interest-bearing account. The Escrow Agent shall not be liable for interest on the Escrow Funds (other than such interest as shall be paid to the Escrow Agent by its depository bank for the Escrow Funds) for any reason, including by reason of any delay or mistake in delivery of the Escrow Funds or any other funds held by the Escrow Agent hereunder.

          2. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Buyer and the Escrow Agent.

          3. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith. In no event shall the Escrow Agent incur any liability or be held responsible, if any certificate for Series B Preferred Shares of Series B-1 Preferred Shares, once released from escrow hereunder, shall become lost, stolen, destroyed, mutilated or misplaced while in transit to any person, provided the Escrow Agent shall have dispatched the same by a means customarily used by the Escrow Agent.

          4. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, firm or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          5. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

          6. The Escrow Agent shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents or Escrow Funds deposited with or held by the Escrow Agent.

          7. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for the Buyer in connection with the transactions contemplated by the Agreement and may continue to act as legal counsel for the Buyer notwithstanding its duties as Escrow Agent hereunder.

          8. The Escrow Agent's responsibilities as Escrow Agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Buyer. In the event of any such resignation, the Buyer shall appoint a successor Escrow Agent.

          9. If the Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect thereto, the necessary parties hereto shall join in furnishing such instruments.

          10. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed, in its sole discretion (a) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) at any time, to deposit the documents or Escrow Funds with any court of competent jurisdiction in the state of New York, in which event the Escrow Agent shall give notice thereof to the Buyer and the Company and shall thereupon be relieved and discharged from all further obligations hereunder.

          11. The Company and the Buyer jointly and severally agree to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

          12. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or transmission by telephone line facsimile transmission or three business days after deposit in the United States Postal Service, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

CORPORATION:                  At the address set forth in the
              introductory paragraph of the
Agreement

                              Attention:  Chief Financial Officer

                              Facsimile No. (510) 736-5832

BUYER:                        At the address set forth in the Agreement

                              Facsimile No. (914) 533-2222

ESCROW AGENT:                 Law Offices of Brian W. Pusch
            Penthouse Suite                               29 West 57th Street
                              New York, New York 10019

                              Facsimile No. (212) 980-7055

          13. By signing these Joint Escrow Instructions, the Escrow Agent becomes a party hereto only for the purpose of these Joint Escrow
Instructions; the Escrow Agent does not become a party to the Agreement. The Company and the Buyer have become parties hereto by their execution and delivery of the Agreement, as provided therein.

          14. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of New York.

          15. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement.

ACCEPTED BY ESCROW AGENT:

/s/ Brian W. Pusch
----------------------------------
Brian W. Pusch, as Escrow Agent

                                                              Annex III
                                                     to
                                  Exchange
                     Agreement

                    TRANSFER AGENT AGREEMENT

          THIS TRANSFER AGENT AGREEMENT, dated as of April ____, 1997, by and among MONTEREY COMPANY, a Delaware corporation (the "Company"), CORPORATE STOCK TRANSFER, as Transfer Agent and Registrar (the "Transfer Agent"), and PANGAEA FUND LIMITED, a British Virgin Islands corporation (the "Holder").

                      W I T N E S S E T H:                       - - - - - -
- - - --

          WHEREAS, pursuant to an Exchange Agreement, dated as of March __, 1997, by and between the Company and the Holder (the "Exchange Agreement"), the Holder ha s acquired or will acquire shares (the "Preferred Shares") of Series B-1 Convertible Preferred Stock, $.001 par value (the "Series B-1 Preferred Stock"), of the Company, and

          WHEREAS, as a condition precedent to the obligation of the Holder to acquire the Preferred Shares, the Holder requires the execution and delivery of this Agreement by the Company and the Transfer Agent to assure that the Holder and each other holder of shares of Series B-1 Preferred Stock will be assured of the timely issuance and receipt of shares of Common Stock, $.001 par value (the "Common Stock"), of the Company upon conversion of shares of Series B-1 Preferred Stock;

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. DELIVERIES BY THE COMPANY. Contemporaneously with the execution and delivery of this Agreement, the Company is delivering to the Transfer Agent the following:

          (a)  a list showing the name and address of each holder      of
record of shares of Series B-1 Preferred Stock and the      certificate
number, date of issuance and number of shares of      Series B-1 Preferred
Stock for each such holder;

          (b)  an opinion of Gray Cary Ware & Freidenrich,      counsel to
the Company, as to the due authorization,      validity of issuance and
fully-paid and non-assessable      nature of the shares (the "Common Shares")
of Common Stock      issuable upon conversion of shares of Series B-1
Preferred      Stock and to the effect that the shares of Series B-1
Preferred Stock have been or will be, and the Common Shares      may be,
issued to the Investors without registration under      the Securities Act of
1933, as amended (the "Securities      Act"); and

          (c)  the form of Notice of Conversion of Convertible      Preferred
Stock (the "Conversion Notice") relating to the      Series B-1 Preferred
Stock.

          2. ISSUANCE OF COMMON SHARES. (a) The Transfer Agent hereby agrees to act as conversion agent for the Series B-1 Preferred Stock. The Company hereby irrevocably instructs the Transfer Agent to issue the Common Shares upon conversion of shares of Series B-1 Preferred Stock from time to time upon receipt of a Conversion Notice. A Conversion Notice may be given by telephone line facsimile transmission to the Transfer Agent or otherwise given to the Transfer Agent, in each such case at the address and in the manner provided in Section 6(g). The certificates for shares of Series B-1 Preferred Stock need not be surrendered in connection with the conversion thereof by the holder thereof.

          (b) The certificates for Common Shares issued prior to receipt by the Transfer Agent of an opinion of Gray Cary Ware & Freidenrich, Law Offices of Brian W. Pusch or other counsel (who may be counsel to the Holder) reasonably acceptable to the Company, that a registration statement under the Securities Act relating to the resale of Common Shares has been declared effective by the Securities and Exchange Commission (the "SEC") shall bear the following legend:

     "The securities represented by this certificate have not      been
registered under the Securities Act of 1933, as      amended. The securities
have been acquired for investment      and may not be sold, transferred or
assigned in the absence      of an effective registration statement for the
securities      under the Securities Act of 1933, as amended, or an opinion
   of counsel that registration is not required under said      Act."

Once the Transfer Agent receives such opinion of counsel, thereafter (1) upon surrender of the certificate for Common Shares issued prior to the date the Transfer Agent receives such opinion of counsel and upon request of the Holder, the Transfer Agent will prepare and issue within three business days after such surrender and request substitute certificates without any restrictive legend for any certificates for Common Shares issued prior to the date the Transfer Agent receives such opinion of counsel and shall immediately remove any stop-transfer restriction against such Common Shares and (2) neither the Company nor the Transfer Agent shall place any restrictive legend or stop-transfer restriction against Common Shares issued after the Transfer Agent receives such opinion of counsel.

          (c) If the Transfer Agent receives an opinion of counsel (who may be counsel to the Holder), which counsel shall be reasonably acceptable to the Transfer Agent, to the effect that the Common Shares may be resold or otherwise transferred by the holder thereof without registration under the Securities Act and that no restrictive legend is required by the Securities ct to appear on the certificates for the Common Shares so sold or transferred, then upon the sale or other transfer such of Common Shares, upon surrender of the certificates for Common Shares to be sold or otherwise transferred and upon request of the Holder, the Transfer Agent will prepare and issue, within three business days after such surrender and request, certificates without any restrictive legend and not subject to any stop-transfer restriction.

          3. CONVERSION AND EXERCISE OBLIGATIONS ABSOLUTE; NO CONTRARY INSTRUCTIONS. (a) If a holder shall have given a conversion of shares of Series B-1 Convertible Preferred Stock in accordance with Section 2, the Company shall be obligated to issue and deliver as stated in such Conversion Notice, and the Transfer Agent hereby agrees to issue and deliver as stated in such Conversion Notice, the Common Shares issuable upon such conversion within three business days after such Conversion Notice is given and the person converting shall be deemed to be the holder of record of the Common Shares issuable upon such conversion, and all rights with respect to the shares of Series B-1 Preferred Stock so converted shall forthwith terminate except the right to receive the Common Shares or other securities, cash, or other assets as provided in the Certificate of Designations of the Series B-1 Preferred Stock (the "Certificate of Designations"). The Transfer Agent acknowledges and agrees that, if a holder shall have given a Conversion Notice as provided herein, the Company's obligation to issue and deliver the certificates for Common Shares upon such conversion shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any set off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder of any obligation to the Company, and irrespective of any other circumstance with might otherwise limit such obligation of the Company to the holder in connection with such conversion or exercise.

          (b) The Company agrees not to give any instruction to the Transfer Agent which is contrary to this Agreement. The Transfer Agent hereby agrees that it will disregard any request, instruction or other communication from or on behalf of the Company which is contrary to or inconsistent with this Agreement. The Company shall not appoint any transfer agent (other than the Transfer Agent) or registrar for its Common Stock unless at the time of such appointment any such successor enters into an agreement of like tenor with this Agreement.

          (c) As set forth in Section 9(c)(3) of the Certificate of Designations, the number of Common Shares to be issued in connection with a particular conversion of shares of Series B-1 Preferred Stock is, absent manifest error, conclusively the number of Common Shares stated in the applicable Conversion Notice. If in connection with a particular conversion of shares of Series B-1 Preferred Stock the Company determines that manifest error has been made by virtue of the conversion price or other information set forth in the applicable Conversion Notice, the Company shall have the right immediately to notify the Transfer Agent of such error, which notice shall state the number of Common Shares in dispute, and, notwithstanding such notice from the Company, the Transfer Agent shall issue and deliver the number of Common Shares not in dispute as and when required by this Agreement. If the Company shall have notified the Transfer Agent of any such manifest error, the Company shall on the date such notice is given submit the dispute to BDO Seidman, LLP or another firm of independent public accountants of recognized national standing (the "Auditors") for determination and shall instruct the Auditors to resolve such dispute and to notify the Company, the Transfer Agent and the converting holder of shares of Series B-1 Convertible Preferred Stock within one business day after such dispute is submitted to the Auditors. Immediately after receipt of timely notice of the Auditor's determination (but in any event within three business days after the applicable Notice of Conversion is given to the Transfer Agent), the Transfer Agent shall issue to the converting holder any additional Common Shares to which such holder is entitled based on the determination of the Auditor. The Transfer Agent is authorized and directed to rely on the Auditor's determination. If the Auditors shall fail to notify the Transfer Agent of their determination within three business days after the applicable Conversion Notice is given to the Transfer Agent, then the Transfer Agent shall, within three business days after receipt of the applicable Notice of Conversion, issue to the converting holder any additional shares of Common Stock to which the holder is entitled based on the applicable Conversion Notice. Such immediate and prompt action shall be taken by all the parties hereto in order to assure that there shall be full compliance with the Company's unqualified obligation that all Common Shares issuable upon such conversion be issued by the due date therefor as provided herein and in the Certificate of Designations.

          4. TRANSFER AGENT DUTIES. The obligations and duties of the Transfer Agent under this Agreement are at all times and in all respects subject to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC thereunder applicable to transfer agents registered with the SEC.

          5. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Transfer Agent, each officer, director, employee and agent of the Transfer Agent, and each person, if any, who controls the Transfer Agent within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which it, they or any of them, or such controlling person, may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the performance by the Transfer Agent of its duties pursuant to this Agreement; and will reimburse the Transfer Agent, and each officer, director, employee and agent of the Transfer Agent, and each such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any case if such loss, claim, damage or liability arises out of or is based upon any action not taken in good faith, or any action omission that constitutes gross negligence or willful misconduct. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Company under this Section, notify in writing the Company of the commencement thereof, and failure so to notify the Company will relieve the Company from any liability under this Section as to the particular item for which indemnification is then being sought if such failure shall have materially prejudiced the Company's right to defend or contest such action, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from indemnifying party to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonably costs of investigation. The Company shall not be liable to any such indemnified party on account of any settlement of any claim of action effected without the consent of the Company.

          6.   MISCELLANEOUS.

          (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

          (b) This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

          (c) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (e) No failure or delay by any party in exercising any right or remedy under this Agreement or otherwise, and no course of dealing between the parties, shall operate as a waiver thereof or amendment of this Agreement, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

          (f) Neither this Agreement nor any term thereof (including this paragraph) may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the party to be charged with enforcement.

          (g) Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in each case addressed to a party as follows:

     if to the Company:

     Monterey Pasta Company      1528 Moffat Street      Salinas, California
93905

     Attention: Chief Financial Officer

     Facsimile No.: (714) 833-3990

     if to the Transfer Agent:

     Corporate Stock Transfer,        as Transfer Agent and Registrar
370 17th Street, Suite 2350      Denver, Colorado 80202-4612

     Attention: Carylyn Bell

     Facsimile No.: (303) 592-8821

     if to the Holder:

     Pangaea Fund Limited      c/o MeesPierson Fund Services (Bahamas)
Limited      Windermere House      404 East Bay Street      Nassau, Bahamas

     Facsimile No.: (809) 393-8777

     with a copy to:

     Pangaea Asset Management, Inc.      250 Kitchawan Road      South Salem,
New York 10590

     Facsimile No.: (914) 533-5124

or such other address as a party shall have provided by notice to the other party in accordance with this provision.

          (h) This Agreement is expressly made for the benefit of the holders of record from time to time of the Preferred Shares and the Common Shares and may not be changed, amended or modified to diminish or adversely affect the rights of such holders hereunder without the prior written consent of all such holders so affected.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto by their respective officers or other representatives thereunto duly authorized as of the date first set forth above.

                              MONTEREY PASTA COMPANY

                              By_____________________
                              Name:
                              Title:

                              CORPORATE STOCK TRANSFER,
                              as Transfer Agent and Registrar

                              By______________________
                              Name:
                              Title:

                              PANGAEA FUND LIMITED

                              By_______________________
                              Name:
                              Title:

                                                        Annex IV
                                              to
                           Exchange
              Agreement

                      NOTICE OF CONVERSION                  OF CONVERTIBLE
PREFERRED STOCK

             SERIES B-1 CONVERTIBLE PREFERRED STOCK                     OF
MONTEREY PASTA COMPANY

TO:  Corporate Stock Transfer, as Conversion Agent      370 17th Street
Suite 2350      Denver, Colorado 80202-4612

     Attention:___________

     Facsimile No.: (303) _____________

          (1) Pursuant to the terms of the Series B-1 Convertible Preferred Stock (the "Preferred Stock"), the undersigned hereby elects to convert ________ shares of the Preferred Stock together with accrued and unpaid dividends thereon in the amount of $_________ and interest on dividends in arrears in the amount of $________ into shares of Common Stock, $.001 par value (the "Common Stock"), of Monterey Pasta Company, a Delaware corporation (the "Company"), or such other securities into which the Preferred Stock is currently convertible. Capitalized terms used in this Notice and not defined herein have the respective meanings provided in the Certificate of Designations for the Preferred Stock.

          (2) Please issue certificates for the number of shares of Common Stock or other securities into which such number of shares of Preferred Stock is convertible in the name(s) specified immediately below of, if additional space is necessary, on an attachment hereto:

               _________________             _________________
Name                     Name

               _________________             _________________
Address                  Address

               _________________             _________________
SS or Tax ID Number      SS or Tax ID Number

          (3) The Conversion Date is __________. Check and complete one of the following:

     _____          The undersigned elects to convert based on
     the five-day arithmetic average of the                     Closing Price
of the Common Stock. The                     Closing Price of the Common
Stock on the five                     consecutive trading days preceding the
                   Conversion Date and the arithmetic average thereof are as follows:

                    Date                          Closing Price
      ----                          -------------

               __________________ ________________________

               __________________ ________________________

               __________________ ________________________

               __________________ ________________________

               __________________ ________________________

               Arithmetic Average:  $______

               OR

     _____          The undersigned elects to convert based on
     the fixed price of the Common Stock of                     $__________
applicable to conversions of                     Preferred Stock.

          (4) The number of shares of Common Stock issuable upon the conversion to which this Notice relates is _________.

          (5) If the shares of Common Stock issuable upon conversion of the Preferred Stock have not been registered under the Securities Act of 1933, as amended (the "Act"), the undersigned represents and warrants that (i) the shares of Common Stock not so registered are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the public distribution thereof other than pursuant to registration under the Act, and that the undersigned has no present intention of distributing or reselling the shares of Common Stock not so registered other than pursuant to registration under the Act and (ii) the undersigned is an "accredited investor" as defined in Regulation D under the Act. The undersigned further agrees that (A) the shares of Common Stock not so registered shall not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Act and (B) the Company may place a legend on the certificate(s) for the shares of Common Stock not so registered to that effect and place a stop-transfer restriction in its records relating to the shares of Common Stock not so registered, all in accordance with the Exchange Act, dated as of April ____, 1997.

Date______________________ ______________________________________
                       Signature of Holder (Must be
         signed exactly as name appears                                    on
the Preferred Stock                                    Certificate.)

                                                         Annex V
                                               to
                             Exchange
                Agreement

                [LETTERHEAD OF COMPANY COUNSEL.]

                        [Date of Closing]

Pangaea Fund Limited c/o MeesPierson Fund Services   (Bahamas) Limited
Windemere House 404 East Bay Street P.O. Box 55-6258 Nassau, The Bahamas

                     MONTEREY PASTA COMPANY

Ladies and Gentlemen:

          We have acted as counsel to Monterey Pasta Company, a Delaware corporation (the "Company"), in connection with the preparation, execution and delivery of the Exchange Agreement, dated as of March ____, 1997 (the "Agreement"), between the Company and Pangaea Fund Limited, a British Virgin Islands corporation. All capitalized terms used herein shall, unless otherwise defined herein or the context otherwise requires, have the respective meanings assigned to such terms in the Agreement.


[Other introductory statements acceptable to the Buyer may be included]

          Based upon and subject to the foregoing, we are of the opinion that:

          (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted;

          (2) The Company has all requisite corporate power and authority to enter into the Agreement and the Transfer Agent Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance by the Company of the Agreement and the Transfer Agent Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Agreement and the Transfer Agent Agreement have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms;

          (3) The Preferred Shares have been duly authorized and, when issued and paid for in accordance with the Agreement, will be validly issued, fully paid and non-assessable;

          (4) The Common Shares have been duly authorized and, when issued upon conversion of the Preferred Shares in accordance with the terms thereof will be validly issued, fully-paid and non-assessable;

report or document other than a closing memorandum relating to the subject transaction or (iii) furnished (the original or copies thereof) to any party except in connection with the enforcement of the Agreement or in connection with the closing of the transactions contemplated by the Agreement.

                              Very truly yours,

cc:  Corporate Stock Transfer

                               V-3